INTERLAB S.A.S.

                          ADDENDUM TO MERGER AGREEMENT

        Pursuant to Section 6.11 of the Agreement and Plan of Merger, dated as of October 16, 1998 (the "Merger Agreement"), among Agri-Nutrition Group Limited ("AGNU"), Virbac S.A. ("VBSA") and Virbac, Inc. ("Virbac"), Interlab S.A.S., a French corporation and a wholly owned subsidiary of VBSA, hereby agrees to become a party to the Merger Agreement. All references to "Parent" in this Addendum and the Merger Agreement mean "Interlab S.A.S."

        Parent hereby represents and warrants to AGNU that Parent has the requisite corporate power and authority to execute and deliver this Addendum to Merger Agreement (this "Addendum"), to become a party to the Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution of this Addendum and the performance of the obligations under the Merger Agreement and of the other transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Addendum or to consummate the transactions contemplated under the Merger Agreement. This Addendum has been duly executed and delivered by Parent and, assuming the Merger Agreement constitutes a valid and binding obligation of AGNU, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with the terms of the Merger Agreement, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

        IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed and delivered as of the _____ day of __________________ 1998.


                                      AGRI-NUTRITION GROUP LIMITED

                                      By:
                                      Name:
                                      Title:


                                      VIRBAC S.A.

                                      By:
                                      Name:
                                      Title:








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                                           INTERLAB S.A.S.

                                           By:
                                           Name:
                                           Title:


                                           VIRBAC, INC.

                                           By:
                                           Name:
                                           Title: